UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2012

STRATEGIC DIAGNOSTICS INC.
(Exact name of registrant specified in its charter)

Delaware	000-22400	56-1581761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pencader Drive Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(302) 456-6789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2012, Strategic Diagnostics Inc. (d/b/a SDIX) (the “Company”) entered into a Collaboration, License and Supply Agreement (the “Agreement”) with Becton, Dickinson and Company, through its BD Diagnostics – Diagnostic Systems business unit (“BD”).

Pursuant to the Agreement, which has a term of ten (10) years, SDIX has licensed to BD certain Patent Rights (as defined in the Agreement) and has agreed to supply BD with certain proprietary antibodies and media.  In addition, SDIX has agreed to provide consulting services in support of BD’s efforts regarding product development and regulatory approvals.  BD has agreed to pay SDIX an upfront technology enablement fee of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) as well as up to Two Million Five Hundred Thousand Dollars ($2,500,000.00) contingent upon the occurrence of certain milestones.  In addition to such upfront payment for technology enablement, milestone payments and product supply payments for products ordered and delivered, BD has also agreed to pay SDIX royalties on sales of certain BD products incorporating the licensed technology.

BD has appointed SDIX as a distributor, on a non-exclusive basis, of certain BD technologies and products.  Both BD and SDIX have agreed to negotiate in good faith the terms of an agreement, or separate agreements, under which such distribution relationship would be made exclusive and under which SDIX would appoint BD as a distributor, on a non-exclusive basis, of certain SDIX products.

The Agreement contains customary supply and payment provisions, including a provision under which BD, in the event of a Supply Failure (as defined in the Agreement), would be able to practice the patent license described above and manufacture certain SDIX products for its own use.  In addition, the Agreement contains customary representations and warranties, indemnification and termination provisions.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.  It is not intended to provide any other factual information about the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit

99.1
Collaboration, License and Supply Agreement, dated as of February 2, 2012, between Becton, Dickinson and Company, through its BD Diagnostics – Diagnostic Systems business unit, and Strategic Diagnostics Inc., d/b/a SDIX.*

* Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DIAGNOSTICS INC.

Date:	February 8, 2012	By:	/s/ Francis M. DiNuzzo
		Name:	Francis M. DiNuzzo
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1
Collaboration, License and Supply Agreement, dated as of February 2, 2012, between Becton, Dickinson and Company, through its BD Diagnostics – Diagnostic Systems business unit, and Strategic Diagnostics Inc., d/b/a SDIX.*

* Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.